Exhibit 21.1

Subsidiaries of the Registrant

Entity	State/Country
Ambar Lone Star Fluid Services LLC	Texas
Black Gold Oilfield Services	Ecuador
BEP Ulterra Holdings, Inc.	Delaware
BEP Ulterra Intermediate Holdings, Inc.	Delaware
Current Power Solutions, Inc.	Texas
Drilling Technologies 1 LLC	Delaware
Drilling Technologies 2 LLC	Delaware
ESP Completion Technologies, LLC	Texas
ESP Completion Technologies SA	Panama
Great Plains Oilfield Rental, L.L.C.	Oklahoma
Keane Group Holdings, LLC	Delaware
Keane International Holdings, LLC	Delaware
Keystone Rock & Excavation, L.L.C.	Oklahoma
KGH Intermediate Holdco I, LLC	Delaware
KGH Intermediate Holdco II, LLC	Delaware
Mobile Data Technologies Ltd.	Alberta, Canada
MS Directional, LLC	Texas
NexTier Completion Solutions Inc.	Delaware
NexTier Holding Co.	Delaware
NexTier Integrated Services LLC	Delaware
NexTier International LLC	Delaware
NexTier Oilfield Solutions LLC	Delaware
Patterson Petroleum LLC	Texas
Patterson-UTI Drilling Canada Limited	Nova Scotia, Canada
Patterson-UTI Drilling Company LLC	Texas
Patterson-UTI Drilling International, Inc.	Delaware
Patterson-UTI Holding Company LLC	Delaware
Patterson-UTI International Arabian Gulf Oil & Gas Investment – L.L.C. – S.P.C	Abu Dhabi
Patterson-UTI International (Argentina) S.R.L.	Argentina
Patterson-UTI International (Colombia) Ltda. S. de R.L.	Panama
Patterson - UTI International (Colombia) Ltda. S. de R.L. Sucursal Colombia	Colombia
Patterson-UTI International (Ecuador) S.A.S.	Ecuador
Patterson-UTI International Holdings, Inc	Delaware
Patterson-UTI International (Kuwait) Limited	British Virgin Islands
Patterson-UTI International Resources LLC	Delaware
Patterson-UTI TW Holdings LLC	Delaware
Patterson-UTI TW Services LLC	Delaware
Patterson-UTI Management Services, LLC	Delaware
Penny Global Leasing Sarl	Luxembourg
Pioneer Coiled Tubing Services, LLC	Delaware

Pioneer Drilling Services, LLC	Texas
Pioneer Energy Services LLC	Delaware
Pioneer Fishing & Rental Services, LLC	Delaware
Pioneer Global Holdings, Inc.	Delaware
Pioneer Latina Group SDAD, Ltda.	Panama
Pioneer Production Services, Inc.	Delaware
Pioneer Services Holdings, LLC	Delaware
Proveedora Internacional de Taladros S.A.S	Colombia
Seventy Seven Energy LLC	Delaware
Seventy Seven Land Company LLC	Oklahoma
Seventy Seven Operating LLC	Oklahoma
Superior QC, LLC	Delaware
Texair Aviation LLC	Delaware
UDT GP, LLC	Delaware
Ulterra Arabia LLC (Joint Venture)	Saudi Arabia
Ulterra Australia Pty Ltd	Australia
Ulterra Canada ULC	Alberta, Canada
Ulterra Drilling Europe LTD	United Kingdom
Ulterra Drilling Technologies Brazil LTDA	Brazil
Ulterra Drilling Technologies, L.P.	Texas
Ulterra Drilling Technologies, L.P. (Iraq Branch)	Iraq
Ulterra Drilling Technologies, S.R.L.	Argentina
Ulterra International S.A.	Ecuador
Ulterra International Subsidiaries, LLC	Texas
Ulterra GEC Ltd.	Cayman Islands
Ulterra GP Ltd.	Alberta, Canada
Ulterra Holdings, Inc.	Delaware
Ulterra Latin America LLC	Texas
Ulterra Latin America LLC (Colombia Branch)	Colombia
Ulterra, LP	Alberta, Canada
Ulterra Middle East LLC	Texas
Ulterra Muscat LLC	Oman
Ulterra Parent LLC	Delaware
Ulterra, S. de R.L. de C.V.	Mexico
Ulterra Ukraine LLC	Ukraine
Utechnology Services México S de RL de CV	Mexico
Warrior Rig Technologies Limited	British Columbia, Canada